Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
Three months ended June 30, 2021	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,318	$1,124	$—	$404	$52	$(157)	$2,741
Cost of sales and other expenses	(800)	(799)	(1)	(215)	(159)	148	(1,826)
Depreciation and amortization	(220)	(180)	—	(57)	(2)	(4)	(463)
Other income (expense), net	22	(2)	—	33	—	19	72
Income (loss) before interest and tax(1)	320	143	(1)	165	(109)	6	524
Net interest (expense) income	(101)	(40)	—	(29)	5	(78)	(243)
Income tax (expense) benefit	(33)	(8)	—	(113)	19	(4)	(139)
Equity earnings (losses), net	—	—	139	(9)	133	50	313
(Earnings) losses attributable to noncontrolling interests	—	—	—	(10)	(1)	1	(10)
Preferred dividends	—	(1)	—	—	—	(20)	(21)
Earnings (losses) attributable to common shares	$186	$94	$138	$4	$47	$(45)	$424

Three months ended June 30, 2020	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,235	$1,010	$—	$275	$69	$(63)	$2,526
Cost of sales and other expenses	(690)	(611)	1	(111)	(74)	24	(1,461)
Depreciation and amortization	(197)	(162)	—	(47)	(3)	(3)	(412)
Other income (expense), net	18	(2)	—	36	—	10	62
Income (loss) before interest and tax(1)	366	235	1	153	(8)	(32)	715
Net interest (expense) income	(103)	(39)	—	(17)	3	(96)	(252)
Income tax (expense) benefit	(70)	(49)	—	(54)	(18)	23	(168)
Equity earnings, net	—	—	143	6	84	—	233
(Earnings) losses attributable to noncontrolling interests	—	—	—	(27)	—	1	(26)
Preferred dividends	—	(1)	—	—	—	(37)	(38)
Earnings (losses) from continuing operations	$193	$146	$144	$61	$61	$(141)	464
Earnings from discontinued operations(2)							1,775
Earnings attributable to common shares							$2,239

(1)     Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.
(2)     Includes $1,754 million gain on the sale of our South American businesses in the second quarter of 2020.

SEMPRA ENERGY
Table F (Unaudited)

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
Six months ended June 30, 2021	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$2,655	$2,632	$—	$771	$248	$(306)	$6,000
Cost of sales and other expenses	(1,601)	(1,633)	(3)	(410)	(298)	275	(3,670)
Depreciation and amortization	(433)	(353)	—	(108)	(5)	(6)	(905)
Other income (expense), net	57	37	—	(10)	—	23	107
Income (loss) before interest and tax(1)	678	683	(3)	243	(55)	(14)	1,532
Net interest (expense) income	(202)	(79)	—	(55)	11	(158)	(483)
Income tax (expense) benefit	(78)	(102)	—	(121)	(30)	34	(297)
Equity earnings, net	—	—	276	38	267	50	631
(Earnings) losses attributable to noncontrolling interests	—	—	—	(44)	—	1	(43)
Preferred dividends	—	(1)	—	—	—	(41)	(42)
Earnings (losses) attributable to common shares	$398	$501	$273	$61	$193	$(128)	$1,298

Six months ended June 30, 2020	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$2,504	$2,405	$—	$584	$192	$(130)	$5,555
Cost of sales and other expenses	(1,369)	(1,483)	—	(248)	(161)	87	(3,174)
Depreciation and amortization	(398)	(321)	—	(94)	(5)	(6)	(824)
Other income (expense), net	49	28	—	(247)	—	(22)	(192)
Income (loss) before interest and tax(1)	786	629	—	(5)	26	(71)	1,365
Net interest (expense) income	(203)	(78)	—	(31)	9	(202)	(505)
Income tax (expense) benefit	(128)	(101)	—	253	(41)	56	39
Equity earnings (losses), net	—	—	249	206	141	(100)	496
(Earnings) losses attributable to noncontrolling interests	—	—	—	(171)	1	1	(169)
Preferred dividends	—	(1)	—	—	—	(73)	(74)
Earnings (losses) from continuing operations	$455	$449	$249	$252	$136	$(389)	1,152
Earnings from discontinued operations(2)							1,847
Earnings attributable to common shares							$2,999

(1)     Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.
(2)     Includes $1,754 million gain on the sale of our South American businesses in the second quarter of 2020.